Independent Auditors' Consent



To the Shareholders and Board of Directors of the Smith Barney Municipal Money Market Fund, Inc.:

We consent to the use of our report dated May 14, 1997, with respect to the Smith Barney Municipal Money Market Fund, Inc., incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.




	KPMG Peat Marwick LLP


New York, New York
July 24, 1997